                                                                    EXHIBIT 99.1



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                       ===================================


                            EGREETINGS NETWORK, INC.,

                         AMERICANGREETINGS.COM, INC. AND

                         AMERICAN PIE ACQUISITION CORP.
                          AGREEMENT AND PLAN OF MERGER
                       ===================================

                          DATED AS OF FEBRUARY 5, 2001

                       ===================================






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




                                TABLE OF CONTENTS
                                -----------------

ARTICLE I             THE TENDER OFFER...........................................................................2

         Section 1.1       The Offer.............................................................................2

         Section 1.2       Company Action........................................................................3

         Section 1.3       Directors.............................................................................4

ARTICLE II            THE MERGER.................................................................................5

         Section 2.1       The Merger............................................................................5

         Section 2.2       Effective Time........................................................................6

         Section 2.3       Effect of the Merger; Closing.........................................................6

         Section 2.4       Subsequent Actions....................................................................6

         Section 2.5       Certificate of Incorporation; By-Laws; Directors and Officers.........................6

         Section 2.6       Conversion of Securities..............................................................7

         Section 2.7       Dissenting Shares.....................................................................7

         Section 2.8       Surrender of Shares; Stock Transfer Books.............................................8

         Section 2.9       Stock Plans...........................................................................9

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND MERGER SUB............................11

         Section 3.1       Corporate Organization...............................................................11

         Section 3.2       Authority Relative to this Agreement.................................................11

         Section 3.3       No Conflict; Required Filings and Consents...........................................12

         Section 3.4       Financing Arrangements...............................................................12

         Section 3.5       No Prior Activities..................................................................13

         Section 3.6       Brokers..............................................................................13

         Section 3.7       Offer Documents; Proxy Statement.....................................................13

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................14

         Section 4.1       Organization and Qualification; Subsidiaries.........................................14

         Section 4.2       Capitalization.......................................................................15

         Section 4.3       Authority Relative to this Agreement.................................................15

         Section 4.4       No Conflict; Required Filings and Consents...........................................16

         Section 4.5       SEC Filings; Financial Statements....................................................16

         Section 4.6       Compliance with Liquidation Plan.....................................................17

         Section 4.7       Litigation...........................................................................17

         Section 4.8       Employee Benefit Plans...............................................................17

         Section 4.9       Offer Documents; Proxy Statement.....................................................19

         Section 4.10      Brokers..............................................................................20

         Section 4.11      Compliance; Permits..................................................................20

         Section 4.12      Taxes................................................................................21

         Section 4.13      Intellectual Property................................................................22

         Section 4.14      Contracts............................................................................23

         Section 4.15      Environmental Matters................................................................23

         Section 4.16      Required Vote of Company Stockholders................................................24

         Section 4.17      Opinion of Financial Advisor.........................................................24

         Section 4.18      Affiliate Transactions...............................................................24


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
ARTICLE V             CONDUCT OF BUSINESS PENDING THE MERGER....................................................24

         Section 5.1       Conduct of Business Pending the Merger...............................................24

         Section 5.2       No Shopping..........................................................................26

ARTICLE VI            ADDITIONAL AGREEMENTS.....................................................................28

         Section 6.1       Proxy Statement......................................................................28

         Section 6.2       Meeting of Stockholders of the Company...............................................28

         Section 6.3       Additional Agreements................................................................29

         Section 6.4       Notification of Certain Matters......................................................30

         Section 6.5       Access to Information................................................................30

         Section 6.6       Public Announcements.................................................................30

         Section 6.7       Agreement to Defend and Indemnify....................................................31

         Section 6.9       Transfer Taxes.......................................................................32

         Section 6.10      Financial Statements; Financing......................................................32

ARTICLE VII           CONDITIONS OF MERGER......................................................................32

         Section 7.1       Conditions to Obligations of Each Party to Effect the Merger.........................32

         Section 7.2       Conditions to Obligations of Purchaser and Merger Sub to Effect the Merger...........33

ARTICLE VIII          TERMINATION, AMENDMENT AND WAIVER.........................................................33

         Section 8.1       Termination..........................................................................33

         Section 8.2       Effect of Termination................................................................35

ARTICLE IX            GENERAL PROVISIONS........................................................................36

         Section 9.1       Non-Survival of Representations, Warranties and Agreements...........................36

         Section 9.2       Notices..............................................................................36

         Section 9.3       Expenses.............................................................................37

         Section 9.4       Certain Definitions..................................................................38

         Section 9.5       Headings.............................................................................38

         Section 9.6       Severability.........................................................................38

         Section 9.7       Entire Agreement; No Third-Party Beneficiaries.......................................38

         Section 9.8       Assignment...........................................................................38

         Section 9.9       Governing Law........................................................................39

         Section 9.10      Amendment............................................................................39

         Section 9.11      Waiver...............................................................................39

         Section 9.12      Counterparts.........................................................................39

TABLE OF DEFINITIONS
--------------------




1996 Option.........................................9
1999 Option........................................10
1999 Plans.........................................10

Acquisition Agreement..............................26
Acquisition Transaction............................27
affiliate..........................................37
Agreement...........................................1
Audited Financials.................................32

Board of Directors..................................1
Board Representation Date..........................26
Business Day........................................6

Certificate of Merger...............................6
Certificate(s)......................................8
Closing.............................................6
Closing Date........................................6
Company.............................................1
Company Common Stock...............................15
Company Material Adverse Effect....................14
Company Preferred Stock............................15
Company Stockholders' Meeting......................19
Competition Laws...................................12
Confidentiality Agreement...........................4
control............................................37
CSFB................................................3

Delaware Law........................................1
Disclosure Schedule................................14
Dissenting Shares...................................8

Effective Time......................................6
Employee Plans.....................................17
Environmental Claim................................23
Environmental Laws.................................23
ERISA..............................................17
ERISA Affiliate....................................18
Exchange Act........................................2
Expenses...........................................35
Expiration Date.....................................2

GAAP...............................................17

Hazardous Substance................................23
HSR Act............................................12

Increased Liabilities.............................I-2
Indemnified Parties................................31
Independent Directors...............................5
Intellectual Property..............................22

Merger..............................................1
Merger Consideration................................7
Merger Drop Dead Date..............................33
Merger Sub..........................................1
Minimum Condition.................................I-1

Offer...............................................1
Offer Documents.....................................3
Offer Drop Dead Date...............................33
Offer to Purchase...................................3
Option Plans.......................................11
Options............................................11

Parent.............................................12
Paying Agent........................................8
Payment Fund........................................8
Per Share Amount....................................1
Permits............................................20
Person.............................................38
Proxy Statement....................................19
Purchaser...........................................1
Purchaser Information..............................13
Purchaser Material Adverse Effect..................12
Purchaser Representatives..........................30

Release............................................24
Right..............................................10

Schedule 13E-3.....................................14
Schedule 14D-9......................................3
Schedule TO.........................................3
SEC.................................................2
SEC Reports........................................16
Securities Act.....................................16
Shares..............................................1
Stockholders........................................1
Subsidiary.........................................14
Superior Proposal..................................27
Surviving Corporation...............................6

Tax Return.........................................21
Taxes..............................................21
Tender and Voting Agreement.........................1
Transfer Taxes.....................................32

Unaudited Financials...............................17

Warrant Agreements.................................10
Warrants...........................................10

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of February 5, 2001 (this "AGREEMENT"), among Egreetings Network, Inc., a Delaware corporation (the "COMPANY"), AmericanGreetings.com, Inc. a Delaware corporation (the "Purchaser"), and American Pie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Purchaser ("MERGER SUB").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Boards of Directors of the Company and the Purchaser have each determined that it is advisable and in the best interests of their respective stockholders for the Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance thereof, it is proposed that Merger Sub will make a cash tender offer (the "Offer") to purchase all of the issued and outstanding shares of common stock, par value $.001 per share, of the Company (the "SHARES"), for $.85 per Share, or such higher price as may be paid in the Offer (the "PER SHARE AMOUNT"), net to the seller in cash;

         WHEREAS, also in furtherance thereof, the Boards of Directors of the Company, the Purchaser and Merger Sub have each approved and declared advisable this Agreement, which provides for the Offer and the merger (the "MERGER") of Merger Sub with and into the Company following the Offer in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW") and upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company (the "BOARD OF DIRECTORS") has unanimously resolved to recommend this Agreement and acceptance of the Offer and the Merger to the holders of Shares and has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares accept the Offer and adopt this Agreement; and

         WHEREAS, in order to induce Purchaser and Merger Sub to enter into this Agreement, concurrently with the execution and delivery hereof, Purchaser, Merger Sub, the Company and certain of the Company's stockholders
("STOCKHOLDERS") (who together beneficially own approximately 27% of the outstanding Shares), are entering into a Tender and Voting Agreement dated the date hereof (the "TENDER AND VOTING AGREEMENT").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, the Purchaser and Merger Sub hereby agree as follows:

                                   ARTICLE I
                                THE TENDER OFFER

         Section 1.1 THE OFFER.
                     ---------

         (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I hereto and incorporated herein by reference shall have occurred and be continuing, the Purchaser or Merger Sub shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), the Offer as promptly as practicable, but in any event within six business days, after the date of this Agreement, and, subject to the conditions of the Offer, shall use all reasonable efforts to consummate the Offer. As promptly as practicable on the later of (i) the earliest date as of which Merger Sub is permitted under applicable law to accept for payment and pay for Shares tendered pursuant to the Offer and (ii) the earliest date as of which each of the conditions set forth in Annex I shall have been satisfied or waived, Merger Sub shall accept for payment, purchase and pay for all shares tendered pursuant to the Offer. The obligation of the Purchaser to consummate the Offer and to accept for payment any Shares tendered pursuant thereto shall be subject to the satisfaction of only those conditions set forth in Annex I. The Purchaser expressly reserves the right to waive any such condition or to increase the Per Share Amount. The Per Share Amount shall be net to the seller in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company will be tendered pursuant to the Offer.

         (b) Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Company, the Purchaser shall not (i) decrease the Per Share Amount or change the form of consideration payable in the Offer, (ii) decrease the number of Shares sought pursuant to the Offer, (iii) amend or waive satisfaction of the Minimum Condition (as defined in Annex I) or (iv) impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Shares; PROVIDED HOWEVER, that if on the initial expiration date of the Offer, which shall be the twentieth business day following commencement of the Offer (together with any extensions thereof, if any, the "EXPIRATION DATE"), all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, in its discretion, or shall, to the extent requested by the Company, extend the Expiration Date up to an additional five business days (or such longer time as Purchaser and the Company may mutually agree) to the extent necessary to permit such condition to be satisfied. In addition, Purchaser may extend the Offer (x) if and to the extent required by the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") or (y) after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act of not more twenty business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the Expiration Date and not withdrawn a number of Shares, which together with Shares then owned by Purchaser, Merger Sub or any other subsidiary of Purchaser, represents at least 90% of the number of Shares outstanding on a fully diluted basis (assuming the exercise of all outstanding Options that are vested or will become vested upon consummation of the Offer and all outstanding Warrants). The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as permitted under the terms of the Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Offer.

         (c) The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") having only the conditions set forth in Annex I hereto and incorporated herein by reference. As soon as practicable on the date the Offer is commenced, the Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "SCHEDULE TO") with respect to the Offer that will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule TO and all applicable Federal securities laws, and will contain (including as an exhibit) or incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form which is filed in connection with the Offer and related transactions, are referred to collectively herein as the "OFFER Documents"). Each of the Purchaser, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Schedule TO or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule TO or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Purchaser further agrees to take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. Purchaser and Merger Sub shall promptly provide the Company and its counsel with a copy of any comments received by Purchaser or Merger Sub or their counsel from the SEC or its staff with respect to the Offer Documents. The Company and its counsel shall be given a reasonable opportunity to review and comment on any Offer Documents before they are filed with the SEC.

         Section 1.2 COMPANY ACTION.
                     --------------

         (a) The Company hereby approves of and consents to the Offer and represents and warrants that (i) the Board of Directors, at a meeting duly called and held on February 4, 2001, at which a majority of the Directors were present, unanimously and duly approved and declared advisable this Agreement and the transactions contemplated hereby, including the Offer and the Merger, recommended that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and adopt this Agreement, and determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company and (ii) Credit Suisse First Boston Corporation ("CSFB"), the Company's financial advisor, has rendered an opinion to the Board of Directors, dated the date of this Agreement, to the effect that, as of such date, the Per Share Amount is fair from a financial point of view to the holders of Shares (other than Purchaser and its affiliates).

         (b) The Company shall file with the SEC, simultaneously with the filing by the Purchaser of the Schedule TO with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that will comply in all material respects with the provisions of all applicable Federal securities laws. The Company will provide such Schedule 14D-9 to the Merger Sub for inclusion in the mailing of the Offer Documents to the stockholders of the Company, and Merger Sub shall give reasonable notice to the Company of when it intends to mail. Subject to Section 5.2(b), the Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Board of Directors described in Section 1.2(a) hereof. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and each of the Purchaser and Merger Sub, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Federal securities laws. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC.

         (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish, or cause its transfer agent to furnish, the Purchaser with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish, or cause its transfer agent to furnish, the Purchaser with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as the Purchaser or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares. All information furnished in accordance with this Section 1.2(c) shall be held in confidence by Purchaser and Merger Sub in accordance with the requirements of the letter agreement, dated the date of this Agreement, between Purchaser and the Company (the "Confidentiality Agreement"), and shall be used by Purchaser and Merger Sub only in connection with the Offer and Merger and shall be promptly returned by Purchaser upon any termination of this Agreement.

         Section 1.3 DIRECTORS.
                     ---------

         (a) Promptly upon the purchase by the Purchaser of any Shares pursuant to the Offer, if the Minimum Condition has been met, and from time to time thereafter as Shares are acquired by the Purchaser, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors as will give the Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors equal to at least that number of directors which equals the product of the total number of directors on the Board of Directors (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser or any affiliate of the Purchaser (including for purposes of this Section 1.3 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company) bears to the number of Shares outstanding. At such times, if requested by the Purchaser, the Company will also cause each committee of the Board of Directors to include persons designated by the Purchaser constituting the same percentage of each such committee as the Purchaser's designees are of the Board of Directors. The Company shall, upon request by the Purchaser, use its reasonable efforts to increase the size of the Board of Directors or secure the resignations of such number of directors as is necessary to enable the Purchaser designees to be elected to the Board of Directors in accordance with the terms of this Section 1.3 and shall cause the Purchaser's designees to be so elected; PROVIDED, HOWEVER, that, in the event that the Purchaser's designees are appointed or elected to the Board of Directors, until the Effective Time, the Board of Directors shall have at least one director who is a director on the date hereof and who is not a designee, stockholder, affiliate or associate (within the meaning of the Federal securities laws) of the Purchaser (one or more of such directors, the "INDEPENDENT DIRECTORS"); PROVIDED FURTHER, that if no Independent Directors remain, the other directors shall designate one person to fill one of the vacancies who shall not be a designee, shareholder, affiliate or associate of the Purchaser, and such person shall be deemed to be an Independent Director for purposes of this Agreement.

         (b) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.3 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3. The Purchaser will promptly supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

         (c) Notwithstanding anything in this Agreement to the contrary, following the election or appointment of Purchaser's designees pursuant to
Section 1.3(a) and prior to the Effective Time, in addition to any vote required by applicable law, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement on behalf of the Company, (ii) amend the Company's certificate of incorporation or bylaws,
(iii) exercise or waive any of the Company's rights or remedies hereunder, (iv) extend the time for performance of the Purchaser's obligations hereunder or (v) take any other action by the Company in connection with this Agreement required to be taken by the Board of Directors, including, without limitation, any amendment or withdrawal by the Company's Board of Directors of its recommendation of the Merger or this Agreement. The authorization of any such matter by a majority of the Independent Directors shall constitute the authorization of such matter by the Board of Directors of the Company, and no other action on the part of the Company or any other director of the Company shall be required to authorize such matter.

                                   ARTICLE II
                                   THE MERGER

         Section 2.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "SURVIVING CORPORATION."

         Section 2.2 EFFECTIVE TIME. On or as promptly as practicable after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "EFFECTIVE TIME").

         Section 2.3 EFFECT OF THE MERGER; CLOSING. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The closing of the Merger (the "CLOSING") shall take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be as soon as practicable, but in any event no later than the third Business Day after satisfaction or waiver of the latest to occur of the conditions precedent set forth in Article VII, at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio, unless another time, date or location is agreed to in writing by the parties. "BUSINESS DAY" means any day other than Saturday, Sunday or a federal holiday.

         Section 2.4 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         Section 2.5 CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

         (a) At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and shall be amended to read in its entirety as set forth on Exhibit A to this Agreement (as the same may be further amended from time to time in the form mutually agreed between Purchaser and the Company) until thereafter amended as provided by law and such Certificate of Incorporation.

         (b) The By-Laws of Merger Sub, as in effect immediately before the Effective Time and in the form provided to the Company, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

         (c) The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Merger Sub immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors of the Surviving Corporation or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

         Section 2.6 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any capital stock of the Company or Merger Sub:

         (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares) shall be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate which immediately prior to the Effective Time represented such Share in the manner provided in Section 2.8. All such Shares, when so converted as provided herein, shall automatically be canceled and extinguished and will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented such Share will cease to have any rights with respect thereto except as otherwise provided herein and by law and shall only represent the right to receive the Per Share Amount therefor upon the surrender of such certificate in accordance with
Section 2.8. Any payment made pursuant to this Section 2.6(a) will be made net of applicable withholding taxes to the extent such withholding is required by law.

         (b) Each Share issued and outstanding immediately before the Effective Time and held in the treasury of the Company or owned by Purchaser, Merger Sub or any other subsidiary of Purchaser shall be automatically canceled and will cease to exist and no payment or other consideration shall be made with respect thereto.

         (c) Each share of common stock, par value $.0l per share, of Merger Sub issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         Section 2.7 DISSENTING SHARES.
                     -----------------

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted in favor of the Merger or consented in writing who have demanded appraisal of the Shares owned by such holder in accordance with Delaware Law (including but not limited to ss.262 thereof) and as of the Effective Time has neither effectively withdrawn nor lost the right to such appraisal ("DISSENTING SHARES"), shall not be converted into or represent the right to receive cash pursuant to Section 2.6, and the holder thereof shall be entitled to only such rights as are granted by Delaware Law.

         (b) Notwithstanding the provisions of Section 2.7(a), if any holder of Dissenting Shares shall fail to perfect or effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then such holder's Shares shall be treated as if they had been automatically converted as of the Effective Time into and represent only the right to receive cash as provided in
Section 2.6(a), without interest thereon.

         (c) The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands, and any other instruments served pursuant to Delaware Law received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of the Purchaser, which shall not be unreasonably withheld, settle or offer to settle any such demands.

         Section 2.8 SURRENDER OF SHARES; STOCK TRANSFER BOOKS.
                     -----------------------------------------

         (a) Before the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares (the "PAYING AGENT") to receive the funds necessary to make the payments contemplated by Section 2.6. When and as needed, the Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of holders of Shares the aggregate consideration in immediately available funds (the "PAYMENT FUND")to which such holders shall be entitled at the Effective

Time pursuant to Section 2.6. The Paying Agent shall, pursuant to irrevocable instructions, pay the Payment Fund to such holders.

         (b) The Purchaser agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Shares as of the Effective Time of appropriate materials to facilitate such surrender in a form mutually acceptable to Purchaser and the Company. Each holder of a certificate or certificates which immediately before the Effective Time represented Shares (the "CERTIFICATE(S)") may thereafter surrender such Certificate or Certificates to the Paying Agent, as agent for such holder. Upon the surrender of Certificates for cancellation, together with such materials, the Purchaser shall cause the Paying Agent to pay the holder of such Certificates in exchange therefor, cash in an amount equal to the Per Share Amount multiplied by the number of Shares formerly represented by such Certificate. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by the Purchaser, Merger Sub or any subsidiary of Purchaser or in the treasury of the Company) shall represent solely the right to receive the aggregate Per Share Amount relating thereto.

         (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Purchaser or the Paying Agent that such tax either has been paid or is not payable.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in
Section 2.6(a). No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented issued and outstanding Shares.

         (e) Promptly following the date which is one year after the Effective Time, the Paying Agent shall deliver to the Purchaser all cash, Certificates and other documents in its possession relating to the transactions contemplated hereby, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by the Purchaser, Merger Sub or any other subsidiary of Purchaser or in the treasury of the Company) may surrender such Certificate to the Purchaser or the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration thereof the aggregate Per Share Amount relating thereto, without any interest or dividends thereon.

         (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding.

         (g) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Amount deliverable in respect thereof as determined in accordance with Section 2.6 if the Person to whom the Per Share Amount is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as the Surviving Corporation may reasonably direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

         Section 2.9 STOCK PLANS.
                     -----------

         (a) 1996 STOCK OPTION PLAN. The Company shall take all actions necessary (which shall include, but are not limited to, satisfying the requirements of Rule 16b-3(e) which is promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, immediately prior to the Effective Time, each vested stock option that is then outstanding under the Company's 1996 Stock Option Plan (a "1996 Option) shall be exercisable by the optionholder in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1996 Stock Option Plan and the stock option agreement by which such 1996 Option is evidenced; and any 1996 Option not exercised prior to the Effective Time and all unvested stock options outstanding under the 1996 Stock Option Plan shall be cancelled. Each Share acquired pursuant to the terms of this Section 2.9(a) shall be subject to the terms of Section 2.6 at the Effective Time if such Share shall not have been tendered into the Offer.

         (b) 1999 EQUITY INCENTIVE PLAN AND 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. The Company shall take all actions necessary (which shall include, but are not limited to, satisfying the requirements of Rule 16b-3(e) which is promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, immediately prior to the Effective Time, each stock option, whether vested or unvested, that is then outstanding under the Company's 1999 Equity Incentive Plan or under the 1999 Non-Employee Directors' Stock Option Plan (collectively, the "1999 Plans") and that is held by an optionholder whose Continuous Service (as defined in the 1999 Plans) with the Company has not then terminated (a "1999 Option"), shall be exercisable by the optionholder in accordance with the terms (as in effect as of the date of this Agreement) of the 1999 Plans and the stock option agreement by which such 1999 Option is evidenced. Any 1999 Option and any other stock options outstanding under the 1999 Plans (including, without limitation, options held by persons whose Continuous Service with the Company has terminated) not exercised prior to the Effective Time will terminate unexercised in accordance with its terms. Each Share acquired pursuant to the terms of this Section 2.9(b) shall be subject to the terms of Section 2.6 at the Effective Time if such Share shall not have been tendered into the Offer.

         (c) 1999 EMPLOYEE STOCK PURCHASE PLAN. The Company shall take all actions necessary (which shall include, but are not limited to, satisfying the requirements of Rule 16b-3(e) which is promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, immediately prior to the Effective Time, each right to purchase Shares that is then outstanding under the Company's 1999 Employee Stock Purchase Plan (a "Right") shall be exercisable by the holder of such Right and each holder's accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of Shares under the terms of the offering) shall be used to exercise the Right in accordance with the terms (as in effect as of the date of this Agreement) of the 1999 Employee Stock Purchase Plan and the offering under which the Right was granted. Immediately after such Rights are exercised, any ongoing offering under the 1999 Employee Stock Purchase Plan shall terminate. Any Right not exercised prior to the Effective Time and all unvested Rights outstanding under the 1999 Employee Stock Purchase Plan shall be cancelled. Each Share acquired pursuant to the terms of this
Section 2.9(c) shall be subject to the terms of Section 2.6 at the Effective Time if such Share shall not have been tendered into the Offer.

         (d) WARRANTS. The Company shall use its reasonable best efforts (which include, but are not limited to, satisfying the requirements of Rule 16b-3(e) which is promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, immediately prior to the Effective Time, each then outstanding warrant to purchase Shares (the "WARRANTS") granted under any of the warrant agreements referred to in Section 4.2(a) of the Disclosure Schedule or the SEC Reports (collectively, the "WARRANT AGREEMENTS"), whether or not then exercisable or vested, shall be acquired by the Company for cancellation in consideration of payment to the holders of such Warrants of an amount in respect thereof equal to the product of (A) the excess, if any, of the Per Share Amount over the per share exercise price thereof and
(B) the number of Shares subject thereto (such payment to be net of applicable withholding taxes). The Company shall use its reasonable best efforts to obtain any consents required of holders of Warrants to effect the foregoing.

         (e) Except as provided herein or as otherwise agreed to by the parties,
(i) the Company shall cause the Company's 1996 Stock Option Plan, the 1999 Plans and the Company's 1999 Employee Stock Purchase Plan (collectively, the "OPTION PLANS") to terminate as of the Effective Time, (ii) the Company shall ensure that following the Expiration Date no person, including any holder of a 1996 Option, a 1999 Option or a Right (collectively, the "OPTIONS") or any participant in the Option Plans, shall have any right to acquire any equity securities of the

Company, the Surviving Corporation or any subsidiary thereof and (iii) the Company shall use its reasonable best efforts to cause the Warrant Agreements to terminate as of the Effective Time and ensure that following the Effective Time no holder of Warrants shall have the right to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof .

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                          THE PURCHASER AND MERGER SUB

         The Purchaser and Merger Sub represent and warrant to the Company as follows:

         Section 3.1 CORPORATE ORGANIZATION. Each of the Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted. Merger Sub is a wholly owned subsidiary of Purchaser.

         Section 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Purchaser and Merger Sub has the necessary corporate power and authority to enter into this Agreement and, subject to the filing of the Certificate of Merger as required by Delaware Law, to carry out each of their obligations hereunder. The execution and delivery of this Agreement by the Purchaser and Merger Sub and the consummation by the Purchaser and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and Merger Sub and, subject to the filing of the Certificate of Merger as required by Delaware Law, no other corporate proceeding is necessary for the execution and delivery of this Agreement by the Purchaser or Merger Sub, the performance by the Purchaser or Merger Sub of their respective obligations hereunder and the consummation by the Purchaser or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each such corporation, enforceable against each of them in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the general principles of equity (regardless of whether enforceability is considered at a proceeding at law or in equity).

         Section 3.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                     ------------------------------------------

         (a) The execution and delivery of this Agreement by the Purchaser and Merger Sub do not, and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Purchaser or Merger Sub or by which any of their property is bound, (ii) violate or conflict with the organizational documents of either the Purchaser or Merger Sub, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Purchaser or Merger Sub pursuant to, any material contract, instrument, permit, license or franchise to which the Purchaser or Merger Sub is a party or by which the Purchaser or Merger Sub or any of their property is bound, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults that individually and in the aggregate would not have or result in a material adverse effect on the business, results of operations or financial condition of Purchaser and its Subsidiaries, taken as a whole, or be reasonably expected to prevent or materially impair or delay the consummation by Purchaser or Merger Sub of the transactions contemplated hereby (each a "Purchaser Material Adverse Effect").

         (b) Except for applicable requirements, if any, of the Exchange Act and the Bylaws of the National Association of Securities Dealers, Inc., under Competition Laws, and filing of the Certificate of Merger as required by Delaware Law, neither the Purchaser nor Merger Sub is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, the failure of which to submit would have a Purchaser Material Adverse Effect. No vote of Purchaser's stockholders is necessary to approve this Agreement or the consummation of the transactions contemplated hereby. Purchaser, as the sole stockholder of Merger Sub, has voted or consented in writing to the adoption of this Agreement. No waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by either the Purchaser or Merger Sub in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make would have a Purchaser Material Adverse Effect. "Competition Laws" means statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, and includes the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and, to the extent applicable, equivalent laws of the European Union or the Member States thereof, Canada and any other country in which the Company or its Subsidiaries has operations or derives revenue.

         Section 3.4 FINANCING ARRANGEMENTS. The Purchaser has and will make available to Merger Sub, sufficient cash, available lines of credit or other sources of immediately available funds necessary to purchase all of the Shares outstanding on a fully diluted basis and to pay all related fees and expenses pursuant to the Offer. The Purchaser has received a line of credit from American Greetings Corporation, an Ohio corporation and an indirect parent corporation of Purchaser ("Parent"), in amount of at least $24 million. Evidence of such line of credit has been delivered to the Company, and the line of credit has not been amended or revoked. Parent and Purchaser have agreed that the line of credit will remain outstanding in a sufficient amount for Purchaser or Merger Sub to purchase the Shares pursuant to the Offer and pay the Merger Consideration; PROVIDED, HOWEVER, that following the purchase of and payment for Shares pursuant to the Offer, such line of credit may be terminated when the amount necessary to pay the Merger Consideration for any remaining Shares not purchased in the Offer is less than $2 million.

         Section 3.5 NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

         Section 3.6 BROKERS. Except for William Blair & Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Purchaser or Merger Sub.

         Section 3.7 OFFER DOCUMENTS; PROXY STATEMENT.
                     --------------------------------

         (a) None of the information supplied by the Purchaser, Merger Sub, their respective officers, directors, representatives, agents or employees (the "PURCHASER INFORMATION"), for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become false or misleading. Neither the Offer Documents nor any of the written information relating to Purchaser or Merger Sub or their affiliates provided by or on behalf of Purchaser or Merger Sub specifically for inclusion in the
Schedule 14D-9 will, at the respective times the Offer Documents and the
Schedule 14D-9 or any amendments thereof or supplements thereto are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Purchaser and Merger Sub do not make any representation or warranty with respect to any written information that has been supplied by the Company or its accountants, counsel or other authorized representatives specifically for use in any of the foregoing documents. The Offer Documents and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder on the date filed with the SEC and the date first published, sent or given to the stockholders of the Company.

(b) If required, the Rule 13e-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC under the Exchange Act and/or mailed to the stockholders of the Company in connection with the Offer and the Merger (including any amendment or supplement thereto, the "SCHEDULE 13E-3") (i) will not, at the date such
Schedule 13E-3 is filed with the SEC and/or mailed to the stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by Purchaser or Merger Sub with respect to statements made in the Schedule 13E-3 based on written information supplied by the Company specifically for inclusion therein.

                                  ARTICLE IV .
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Disclosure Schedule to this Agreement (the "DISCLOSURE SCHEDULE") or in the SEC Reports filed prior to the date of this Agreement, the Company hereby represents and warrants to the Purchaser and the Merger Sub as follows:

         Section 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and (ii) is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except in the case of clause (ii) for failures which, when taken together with all other such failures, would not have a Company Material Adverse Effect. Section 4.1 of the Disclosure Schedule lists each of the Company's Subsidiaries and their respective jurisdictions of incorporation or organization. The term "SUBSIDIARY" means any corporation or other legal entity of which the Company (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. The term "COMPANY MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the Company that is or can be reasonably expected to be materially adverse to the business, assets, properties (including intangible properties), condition (financial or otherwise), results of operations, liabilities or regulatory status of the Company and the Subsidiaries taken as a whole, excluding any change in or effect on the business of the Company that relates to (a) the implementation of the liquidation plan as disclosed to the Purchaser (including, without limitation, employee terminations, contract terminations and settlements in connection therewith, cost-cutting measures and assets dispositions), (b) this Agreement or the transactions contemplated hereby or the announcement or pendency of such transactions (including, without limitation, unexpected employee attrition, or the loss, cancellation, amendment or modification of any content provider agreement), (c) the delisting of the Company from the Nasdaq National Market,
(d) the economy or securities markets of the United States or any other region in general and (e) the Internet industry in general and provided, that any decline in the Company's stock price shall not be deemed to be a Company Material Adverse Effect. The Company has previously delivered to Purchaser a complete and correct copy of each of its Certificate of Incorporation and By-Laws, as currently in effect.

         Section 4.2 CAPITALIZATION.
                     --------------

         (a) The authorized capital stock of the Company consists of 75,000,000 shares of common stock, $.001 par value (the "COMPANY COMMON STOCK"), and 5,000,000 shares of preferred stock, $.001 par value (the "COMPANY PREFERRED STOCK"). As of the close of business on January 29, 2001, (i) 33,007,900 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) no shares of Company Preferred Stock were issued or outstanding and (iv) 9,436,250 shares of Company Common Stock were reserved for issuance under the Company's employee stock option plans listed on Schedule 4.2(a) of the Disclosure Schedule in the amounts stated in such schedule. Except as disclosed in the SEC Reports or on Schedule 4.2(a) of the Disclosure Schedule, there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any Subsidiary of the Company or
(iii) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

         (b) The Company does not own any shares of capital stock or other securities of, or interest in, any other Person, nor is it obligated to make any capital contribution to or other investment in any other Person.

         Section 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder vote required by Delaware Law and the filing of a Certificate of Merger as required by Delaware Law, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and, subject to, if required, any necessary stockholder vote required by Delaware Law and the filing of the Certificate of Merger as required by Delaware Law, no other corporate proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Purchaser and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the general principles of equity (regardless of whether enforceability is considered at a proceeding at law or in equity).

         Section 4.4 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                     ------------------------------------------

(a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not,
(i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or by which its property is bound, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of the Company, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material contract, instrument, permit, license or franchise to which the Company is a party or by which the Company or its property is bound, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) Except for applicable requirements, if any, of the Exchange Act and the Bylaws of the National Association of Securities Dealers, Inc., under Competition Laws, and filing of the Certificate of Merger as required by Delaware Law, "takeover" or "blue sky" laws of various states, the Company is not required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby the failure of which to submit would have a Company Material Adverse Effect. No waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make would have a Company Material Adverse Effect.

         Section 4.5 SEC FILINGS; FINANCIAL STATEMENTS.
                     ---------------------------------

         (a) The Company has filed all forms, reports and documents required to be filed with the SEC since December 16, 1999, and has heretofore delivered or made available to the Purchaser, in the form filed with the SEC, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 and September 30, 2000, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 16, 1999 and (iv) all other forms, reports or registration statements (other than reports on Form 10-Q not referred to in clause (ii) above and registration statements on Form S-8) filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act of 1933 (the "SECURITIES ACT"), as the case may be, since December 16, 1999 (collectively, whether filed before, on or after the date hereof, the "SEC REPORTS"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The Company has prepared and delivered to Purchaser unaudited financial statements for the Company's fiscal year ended December 31, 2000 (the "UNAUDITED FINANCIALS").

         (c) The consolidated financial statements contained in the SEC Reports and the Unaudited Financials were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q) and fairly presented, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements contained in the SEC Reports and the Unaudited Financials may not contain footnotes and were or are subject to normal and recurring year-end adjustments which should not be materially adverse to the Company and its Subsidiaries taken as a whole.

         (d) Except (i) as reflected or reserved against in the consolidated financial statements contained in the December 31, 2000 Unaudited Financials ,
(ii) liabilities that have been incurred since December 31, 2000 in the ordinary course of business and (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which in the aggregate would have a Company Material Adverse Effect or which would be required to be set forth in consolidated financial statements in accordance with GAAP.

         Section 4.6 COMPLIANCE WITH LIQUIDATION PLAN. Since December 31, 2000, except as contemplated by this Agreement or requested or approved by Purchaser, in all material respects, the Company has conducted its operations in, and the Company has not taken any action except in, accordance with the liquidation plan for the Company presented to Purchaser.

         Section 4.7 LITIGATION. Except as disclosed in the SEC Reports filed prior to the date hereof, there are no claims, actions, suits, proceedings or investigations of any nature pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, before any court, administrative, governmental or regulatory authority or body, domestic or foreign which would have or result in, individually or in the aggregate, a Company Material Adverse Effect. As of the date hereof, the Company is not subject to any order, judgment, injunction or decree.

         Section 4.8 EMPLOYEE BENEFIT PLANS.
                     ----------------------

         (a) Schedule 4.8(a) of the Disclosure Schedule sets forth a list of all material employee welfare benefit plans (as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, the Company or its Subsidiaries (together, the "EMPLOYEE PLANS") and any employment severance or termination agreement. The Company has made or will make available to the Purchaser true and complete copies of all Employee Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest IRS determination letters obtained with respect to any Employee Plan intended to be qualified under Section 401(a) or 501(a) of Code. True and complete copies of the (i) most recent annual actuarial valuation report, if any, (ii) last filed Form 5500 together with Schedule A and/or B thereto, if any, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, (iv) most recent annual and periodic accounting of related plan assets, if any, and (v) such other materials with respect to the Employee Plans reasonably requested by Purchaser in each case, relating to the Employee Plans, have been or will be delivered to the Purchaser and are, or will be, correct in all material respects.

         (b) Except to the extent that any of the following, either alone or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) neither the Company nor, to the Company's knowledge, any of its directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company or any Employee Plan; (ii) all Employee Plans are and have been at all times in compliance in all respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Employee Plans, including, but not limited to, ERISA and the Code (except for such requirements that are not required to be adopted as of the effective date of the applicable requirement) and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Plans, which have been asserted or instituted against the Company, any Employee Plan or the assets of any trust for any Employee Plan, nor, to the knowledge of the Company, is there any basis for one; (iii) each Employee Plan intended to be qualified under Section 401(a) of the Code, is so qualified, and has heretofore been determined by the IRS to be so qualified; (iv) neither the Company nor any trade or business which, together with the Company, is treated as a single employer under Section 414(t) of the Code (an "ERISA AFFILIATE") has, or at any time has had, an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(13) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code; (v) with respect to each group health plan benefiting any current or former employee of the Company, or any ERISA Affiliate, that is subject to Section 4980B of the Code, the Company and any ERISA Affiliate, have complied with (A) the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and (B) the Health Insurance Portability and Accountability Act of 1996;
(vi) all (A) insurance premiums required to be paid with respect to, (B) benefits, expenses, and other amounts due and payable under, and (C) contributions, transfers, or payments required to be made to, any Employee Plan prior to the Effective Time will have been paid, made or accrued on or before the Effective Time; (vii) with respect to any insurance policy providing funding for benefits under any Employee Plan, (A) there is no liability of the Company or any of its Subsidiaries, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (B) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent; (viii) no Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, (B) death or retirement benefits under any qualified Employee Plan, or (C) deferred compensation benefits reflected on the books of the Company; (ix) except as disclosed in Schedule 4.8(b), the execution and performance of this Agreement will not (A) constitute a stated triggering event under any Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of the Company's Subsidiaries to any officer, employee, or former employee (or dependents of such employee), or (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of the Company;
(x) except as disclosed in Schedule 4.8(b), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code); (xi) except as disclosed in Schedule 4.8(b), the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any affiliate of the Company under any contract, Employee Plan, program, arrangement or understanding currently in effect; (xii) neither the Company nor any ERISA Affiliate has any current or future liability with respect to any "employee benefit plans" (within the meaning of Section 3(3) of ERISA), other than the Employee Plans, previously maintained or contributed to by the Company, any ERISA Affiliate or any predecessor to either thereof, or to which the Company, any ERISA Affiliate, or any such predecessor previously had an obligation to contribute.

         Section 4.9 OFFER DOCUMENTS; PROXY STATEMENT.
                     --------------------------------

         (a) If required, the proxy statement or information statement to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the adoption of the Agreement (the "COMPANY STOCKHOLDERS' MEETING"), as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "PROXY STATEMENT"), at the date mailed to the stockholders of the Company and at the time of the Company Stockholders Meeting (i) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the Exchange Act and the rules and regulations thereunder on the date filed with the SEC and the date first published, sent or given to the stockholders of the Company. Neither the
Schedule 14D-9 nor any of the written information relating to the Company or its affiliates provided by or on behalf of the Company specifically for inclusion in the Schedule TO or the Offer Documents will, at the respective times the
Schedule 14D-9, the Schedule TO and the Offer Documents or any amendments or supplements thereto are filed with the SEC and are first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by the Company with respect to any information supplied by the Purchaser or Merger Sub specifically for inclusion in the Proxy Statement or the Schedule 14D-9.

         (b) None of the information provided by the Company specifically for use in any Schedule 13E-3 will at the time the Schedule 13E-3 or any amendments thereto are so filed and/or mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 4.10 BROKERS. Except for CSFB, no broker, finder or investment banker is entitled to any brokerage, finder's, financial advisor's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to the Purchaser true and complete information concerning the financial arrangements between the Company and CSFB pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated hereunder.

         Section 4.11 COMPLIANCE; PERMITS.
                      -------------------

         (a) Except as disclosed in the SEC Reports filed prior to the date hereof, the business of the Company is not being conducted in default or violation of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (iii) any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company, except, with respect to the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice, or has knowledge of any claim, alleging any such violation, except for such violations that individually and in the aggregate would not have or result in a Company Material Adverse Effect.

         (b) The Company and its Subsidiaries hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of any governmental authority, domestic or foreign, or other Persons necessary for the ownership, leasing, operation, occupancy and use of their respective property and assets and the conduct of their respective businesses as currently conducted ("PERMITS"), except where the failure to hold such Permits individually and in the aggregate would not have or result in a Company Material Adverse Effect.

         Section 4.12 TAXES.
                      -----

         (a) Except as would not, either individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company has timely filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company, (ii) all Taxes (as hereinafter defined) shown to be due on such Tax Returns, all Taxes required to be paid on an estimated or installment basis, and all Taxes required to be withheld with respect to the Company have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by law, (iii) the reserve for Taxes set forth on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2000, is adequate for the payment of all Taxes through the date thereof and no Taxes have been incurred after September 30, 2000 which were not incurred in the ordinary course of business, (iv) no Federal, state, local or foreign audits, administrative proceedings or court proceedings are pending with regard to any Taxes or Tax Returns of the Company and there are no outstanding deficiencies or assessments asserted or proposed, and (v) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and the Company is not a party to any agreement providing for the allocation or sharing of Taxes.

         (b) The Company has not filed a consent to the application of Section 341(f) of the Code.

         (c) The Company is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

         (d) No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

         (e) The Company has not been a member of an affiliated group filing consolidated or combined Tax Returns other than a federal income tax group the common parent of which is the Company.

         (f) For purposes of this Agreement, "TAXES" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments).

         (g) For purposes of this Agreement, "TAX RETURN" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

         Section 4.13 INTELLECTUAL PROPERTY.
                      ---------------------

         (a) The Company has previously provided a true and complete list of all
(i) trademark and service mark registrations and applications, (ii) copyright registrations and applications, (v) Internet domain names used or held for use by the Company in connection with the business of the Company and (iv) all material licenses related to the foregoing.

         (b) The term "INTELLECTUAL PROPERTY" shall mean (i) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and computer programs, software and databases (including source code); (iii) trade secrets and the right to limit the use or disclosure thereof; (iv) copyrights in all works, including software programs and mask works; and (v) domain names.

         (c) The Company owns or has the valid right to use all Intellectual Property used by it in connection with its business, except where the failure to own or have the valid right to use such Intellectual Property would not have a Company Material Adverse Effect.

         (d) To the Company's knowledge, (i) there are no conflicts with or infringements by any third party of any Intellectual Property used by the Company in connection with its business, except for conflicts or infringements which would not have a Company Material Adverse Effect, and (ii) the conduct of the business of the Company as currently conducted does not infringe any Intellectual Property of any third party, which infringement would have a Company Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company (i) alleging any such infringement with any third party's Intellectual Property, or
(ii) challenging the ownership, use, validity or enforceability of the Intellectual Property used by the Company in connection with its business, except for claims, suits, actions or proceedings which would not have a Company Material Adverse Effect.

         (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property used by the Company in connection with its business, except for breaches which would not have a Company Material Adverse Effect.

         (f) With respect to any Websites used by the Company in connection with its business, the Company has taken all commercially reasonable steps to (i) obtain the required Universal Resource Locator under each of the domain names included in the Intellectual Property used by the Company in connection with its business and (ii) maintain adequate computer resources to ensure at least 87% uptime based on metrics provided by Keynote Systems, Inc.

Section 4.14 CONTRACTS. Each contract or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound and which is required to be filed as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1999 is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the actual knowledge of the Company, any other Person, is in breach of, or default under, any such contract or agreement, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the actual knowledge of the Company, any other Person, except for such failures to be in full force and effect and such breaches and defaults as individually and in the aggregate would not have or result in a Company Material Adverse Effect.

         Section 4.15 ENVIRONMENTAL MATTERS.
                      ---------------------

         (a) Except for those noncompliance matters that have been and are resolved or that would not have or result in a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as hereinafter defined).

         (b) Except as disclosed in the SEC Reports filed prior to the date hereof or as disclosed on Schedule 4.15(b) of the Disclosure Schedule, there are no Environmental Claims (as hereinafter defined) pending or, to the actual knowledge of the Company, threatened, against the Company or any of its Subsidiaries that individually or in the aggregate would have or result in a Company Material Adverse Effect.

         (c) As used in this Agreement:

                  (i) the term "ENVIRONMENTAL CLAIM" means any written claim, demand, suit, action, proceeding, investigation or notice to the Company or any of its Subsidiaries by any Person or entity alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from the presence, or Release into the environment, of any Hazardous Substance (as hereinafter defined) at any location, whether or not owned, leased, operated or used by the Company or its Subsidiaries;

                  (ii) the term "ENVIRONMENTAL LAWS" means all Laws relating to emissions, discharges, Releases or threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, generation, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, and (2) the Occupational Safety and Health Act;

                  (iii) the term "HAZARDOUS SUBSTANCE" means (1) chemicals, pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (2) any substance that is or contains friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (3) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (4) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous; in each case in clauses (1)-(4) above which is regulated under any Environmental Law; and

                  (iv) the term "RELEASE" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration, transporting, placing and the like, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

         Section 4.16 REQUIRED VOTE OF COMPANY STOCKHOLDERS. The affirmative vote of the holders of a majority of the outstanding Shares entitled to vote hereon, if required by Delaware

Law, is the only vote of any class of capital stock of the Company required by Delaware Law or the Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement.

         Section 4.17 OPINION OF FINANCIAL ADVISOR. CSFB has rendered an opinion to the Board of Directors of the Company, dated the date of this Agreement, to the effect that, as of such date, the Per Share Amount is fair from a financial point of view to the holders of Shares (other than Purchaser and its affiliates).

         Section 4.18 AFFILIATE TRANSACTIONS. Except as set forth in the SEC Reports filed prior to the date of this Agreement or as specifically contemplated by this Agreement, there are no agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 5.1 CONDUCT OF BUSINESS PENDING THE MERGER. The Company covenants and agrees that, between the date of this Agreement and the Effective Time or earlier termination of this Agreement, except as set forth in the Disclosure Schedule or as specifically contemplated by this Agreement or unless the Purchaser shall otherwise consent:

         (a) the Company will use its reasonable efforts to preserve substantially intact and continue operating the "egreetings.com" Website; and in all material respects the business of the Company shall be conducted in, and the Company shall not take any action except in, accordance with the liquidation plan for the Company presented to Purchaser;

         (b) the Company will not amend its Certificate of Incorporation or By-Laws;

         (c) the Company will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; and neither the Company nor any of its Subsidiaries will (i) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its Subsidiaries, other than issuances of Shares pursuant to securities, options, warrants, calls, commitments or rights existing at the date hereof and previously disclosed to the Purchaser in writing (including as disclosed in the SEC Reports); (ii) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur short-term indebtedness; (iii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock or other securities; or (iv) enter into, amend, terminate, cancel, renew or fail to use reasonable efforts to renew in any material respect any material contract, including, without limitation, any insurance policies;

         (d) neither the Company nor any of its Subsidiaries will (i) grant any increase in the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any employee; (ii) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any bonus, incentive compensation, deferred compensation, severance, termination, change in control, retention, hospitalization or other medical, life, disability, insurance or other welfare, profit sharing, stock option, stock appreciation right, restricted stock or other equity based, pension, retirement or other employee compensation or benefit plan, program agreement or arrangement; or (iii) enter into or amend in any material respect any employment or collective bargaining agreement or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

         (e) neither the Company nor its Subsidiaries will change the accounting principles used by it unless required by GAAP (or, if applicable with respect to Subsidiaries, foreign generally accepted accounting principles);

         (f) neither the Company nor any of its Subsidiaries shall acquire by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any assets of any other Person;

         (g) neither the Company nor any of its Subsidiaries shall sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of its assets listed on the Company's fixed asset ledger;

         (h) neither the Company nor any of its Subsidiaries shall release any third party from its obligations (i) under any existing standstill agreement or arrangement relating to a proposed Acquisition Transaction, unless the Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law, or (ii) otherwise under any confidentiality or other similar agreement;

         (i) the Company and its Subsidiaries shall not mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other lien on any of its properties or assets;

         (j) neither the Company nor its Subsidiaries shall compromise, settle, grant any waiver or release relating to or otherwise adjust any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any litigation, other than those claims, liabilities or obligations consented to by, and set forth on a schedule delivered to, Purchaser by the fifth business day after the date of this Agreement; and

         (k) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

         Section 5.2 NO SHOPPING.
                     -----------

         (a) The Company will not, directly or indirectly, and it will use its reasonable best efforts to cause every officer, director, agent, financial adviser, attorney, accountant or other representative not to, solicit, initiate or knowingly encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, an Acquisition Transaction or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise knowingly cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek an Acquisition Transaction; PROVIDED, HOWEVER, that, prior to the earlier of (x) if Purchaser shall have requested the Company to cause Purchaser's nominees to constitute a majority of the Board of Directors pursuant to Section 1.3 of this Agreement, the purchase of and payment for Shares by Purchaser pursuant to the Offer, or (y) the Effective Time (the earlier of such events, the "Board Representation Date"), the Company may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party, make such inquiries of the party making such proposal as may be necessary to inform itself of the proposed terms and details of the proposal, and if the Board of Directors determines, in its good faith, reasonable judgment, after consultation with its financial advisor, that such proposal is a Superior Proposal, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, but only if the Board of Directors determines, in good faith, reasonable judgment after consultation with its outside legal counsel, that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law.

         (b) Except as expressly permitted by this Section 5.2(b), neither the Board of Directors nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser or Merger Sub, the approval or recommendation by the Board of Directors or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Transaction, or
(iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Transaction (each, an "ACQUISITION AGREEMENT"). Notwithstanding anything to the contrary contained in this Agreement, if, prior to the Board Representation Date, the Board of Directors determines, in its good faith, reasonable judgment, after consultation with outside counsel, that failure to do any of the actions set forth in clauses (i), (ii) or (iii) above would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law, the

Board of Directors may (1) withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, or (2) in response to an unsolicited Acquisition Transaction proposal, if the Board of Directors also determines in its good faith, reasonable judgment, after consultation with its financial advisor, that such proposal is a Superior Proposal, (A) approve or recommend an Acquisition Transaction and/or (B) subject to the Company having terminated this Agreement pursuant to Section 8.1(h) and having paid to Purchaser the fees described in Section 8.2(b), enter into an Acquisition Agreement; PROVIDED, HOWEVER, that prior to terminating this Agreement and entering into such Acquisition Agreement, the Company shall give Purchaser at least five business day's notice of its intention to do so and, if Purchaser agrees to match the terms of such proposal for an Acquisition Transaction, notwithstanding the foregoing provisions of this Section 5.2(b), the Company may not terminate this Agreement pursuant to Section 8.1(h) and may not enter into such Acquisition Agreement.

         (c) The Company will (i) immediately (and in any event, no later than one business day after receipt) advise Purchaser in writing of the receipt of request for information or any inquiries or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 5.2(a), specifying the material terms and conditions of such proposed Acquisition Transaction and (ii) keep Purchaser informed of the status of any such request or proposed Acquisition Transaction. If any such inquiry or proposal is in writing, the Company shall promptly deliver to Purchaser a copy of such inquiry or proposal.

         (d) For purposes of this Agreement, (i) "ACQUISITION TRANSACTION" means (other than the transactions contemplated by this Agreement) (x) a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company in which holders of a majority of the Company's voting securities prior to such transaction own less than a majority of the voting securities of the surviving entity after such transaction, (y) acquisition in any manner, directly or indirectly, of at least a majority of the voting securities of the Company, including any single or multi-step transaction or series of related transactions which is structured to permit a third party to acquire beneficial ownership of at least a majority of the voting securities of the Company, or (z) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets of the Company and (ii) "SUPERIOR PROPOSAL" means a proposed Acquisition Transaction involving at least two-thirds of the shares of capital stock of the Company or substantially all of the assets of the Company that the Board of Directors determines, after consulting with the Company's financial advisors, to be more favorable to the Company's stockholders than the Merger; PROVIDED, HOWEVER, than a proposed Acquisition Transaction will not be deemed to be a Superior Proposal unless it involves consideration per Share that exceeds the Per Share Amount.

         (e) Nothing contained in this Section 5.2 or elsewhere in this Agreement prohibits the Company or its Board of Directors from complying with Rule 14d-9 or 14e-2 under the Exchange Act or from furnishing a copy or excerpts of this Agreement to any third party that makes a proposal for an Acquisition Transaction or any inquiry that could lead to a proposal for an Acquisition Transaction.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.1 PROXY STATEMENT.
                     ---------------

         (a) If (i) required by applicable law in order to consummate the Merger, as promptly as practicable after the purchase of and payment for Shares by Purchaser pursuant to the Offer, or (ii) any of the conditions set forth in paragraph (a) of Annex I to this Agreement exists or there shall be instituted or pending any action or proceeding before any governmental, regulatory or administrative agency or commission of competent jurisdiction seeking any injunction, order, decree, judgment or ruling having any of the effects set forth in paragraph (a) of Annex I to this Agreement, and such condition or such injunction, order, decree, judgment or ruling is reasonably likely to be avoided by obtaining a vote of the Company's stockholders to authorize the Merger without first completing the Offer, as promptly as practicable after the request of Purchaser, or the determination of the Company, to do so, the Company shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to its stockholders, the Proxy Statement.

         (b) Subject to Section 5.2(b), the Proxy Statement shall contain the recommendation of the Board of Directors that stockholders of the Company adopt this Agreement. The Company agrees not to mail the Proxy Statement to its stockholders until Purchaser confirms that the information provided by Purchaser continues to be accurate. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its Subsidiaries or affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Purchaser and Merger Sub, so supplement the Proxy Statement and mail such supplement to its stockholders.

         (c) If required, the Company, Purchaser and Merger Sub shall cooperate with one another in the preparation and filing of the Schedule 13E-3 and shall use all reasonable efforts to promptly obtain and furnish the information required to be included in the Schedule 13E-3 and to respond promptly to any comments or requests made by the SEC with respect to the Schedule 13E-3. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Schedule 13E-3, and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company, Purchaser and Merger Sub each agrees to correct any information provided by it for use in the Schedule 13E-3 which shall have become, or is false or misleading.

         Section 6.2 MEETING OF STOCKHOLDERS OF THE COMPANY.
                     --------------------------------------

         (a) If (i) required by applicable law in order to consummate the Merger, as promptly as practicable after the purchase of and payment for Shares by Purchaser pursuant to the Offer, or (ii) any of the conditions set forth in paragraph (a) of Annex I to this Agreement exists or there shall be instituted or pending any action or proceeding before any governmental, regulatory or administrative agency or commission of competent jurisdiction seeking any injunction, order, decree, judgment or ruling having any of the effects set forth in paragraph (a) of Annex I to this Agreement, and such condition or such injunction, order, decree, judgment or ruling is reasonably likely to be avoided by obtaining a vote of the Company's stockholders to authorize the Merger without first completing the Offer, as promptly as practicable after the request of Purchaser, or the determination of the Company, to do so, the Company shall promptly take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-Laws to convene the Company Stockholders Meeting. Subject to Section 5.2(b), the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of adoption of this Agreement and secure any vote or consent of stockholders required by Delaware Law to effect the Merger. The Purchaser agrees that it shall vote, or cause to be voted, in favor of the adoption of this Agreement all Shares directly or indirectly owned of record or beneficially owned by it or the Merger Sub.

         (b) If the Company convenes the Company Stockholders Meeting as a result of the conditions set forth in Section 6.2(a)(ii) hereof, (i) Merger Sub shall terminate the Offer, (ii) any obligation of the parties to this Agreement set forth in Article I hereof shall cease, (iii) in addition to the conditions set forth Article VII hereof (other than the condition set forth in Section 7.1(a) hereof, which shall no longer be applicable), the conditions to the Offer set forth in Annex I hereto, other than the Minimum Condition and paragraph (d) thereto, shall become conditions to the Merger and (iv) any right or obligation of any party to this Agreement that is governed by reference to the time prior to the purchase of and payment for the Shares pursuant to the Offer shall instead be governed by reference to the time prior to the Effective Time, except for those rights and obligations set forth in Section 5.2 hereof, which shall be governed by reference to the time prior to adoption of this Agreement by the stockholders of the Company.

         (c) Notwithstanding Section 6.2(a) hereof or any other provision of this Agreement, in the event that Purchaser or Merger Sub owns at least 90% of the outstanding Shares following the expiration of the Offer, the Company shall not be required to convene the Company Stockholders Meeting or mail the Proxy Statement, and the parties hereto will, at the request of Purchaser or Merger Sub and subject to Article VII, take all necessary and appropriate action to cause the Merger to become effective in accordance with Section 253 of Delaware Law without a meeting of stockholders of the Company as soon as practicable after the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer.

         Section 6.3 ADDITIONAL AGREEMENTS. Except as mutually agreed to by Purchaser and the Company, the Company, the Purchaser and Merger Sub will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. The parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

         Section 6.4 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (ii) any material failure of the Company, the Purchaser or Merger Sub, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.5 ACCESS TO INFORMATION.
                     ---------------------

         (a) From the date hereof to the Effective Time subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause each of its subsidiaries, its officers, directors, employees, auditors and agents to, afford the Purchaser Representatives reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall furnish the Purchaser and Merger Sub with all financial, operating and other data and information as the Purchaser or Merger Sub, through the Purchaser Representatives, may reasonably request.

         (b) The Purchaser and Merger Sub will, and will cause their affiliates and each of their respective officers, directors, employees, financial advisors, agents and other authorized representatives (the "PURCHASER REPRESENTATIVES") to, hold in strict confidence all data and information obtained by them from the Company (unless such information is or becomes publicly available without the fault of any of the Purchaser Representatives or public disclosure of such information is required by law in the opinion of outside counsel to the Purchaser) and shall insure that the Purchaser Representatives do not disclose such information to others without the prior written consent of the Company. Notwithstanding anything herein to the contrary, the terms of the Confidentiality Agreement executed by the Purchaser shall remain in full force and effect.

         (c) In the event of the termination of this Agreement, the Purchaser shall, and shall cause its affiliates to, return promptly every document furnished to them by the Company or any of its representatives in connection with the transactions contemplated hereby and any copies thereof which may have been made, and shall cause the Purchaser Representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the SEC or otherwise publicly available.

         Section 6.6 PUBLIC ANNOUNCEMENTS. The Purchaser and the Company shall obtain the prior approval of each other before issuing any press release or otherwise making any public statements with respect to the Offer or the Merger and shall not issue any such press release or make any such public statement before such approval, except as may be required by applicable fiduciary duties, law or applicable stock exchange rules and after consultation with the other party if reasonably possible.

         Section 6.7 AGREEMENT TO DEFEND AND INDEMNIFY.
                     ---------------------------------

         (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-Laws and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers, employees, fiduciary, agents of the Company or otherwise entitled to indemnification under the Certificate of Incorporation, By-Laws or indemnification agreements (the "INDEMNIFIED PARTIES"). From and after the date the Purchaser purchases Shares pursuant to the Offer, the Purchaser will cause the Company or the Surviving Corporation, to (i) fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements and any indemnification provision and any exculpation provision set forth in the Company's Certificate of Incorporation and By-Laws and (ii) and Purchaser shall to the fullest extent permitted under Delaware Law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including without limitation liabilities arising out of the transactions contemplated by this Agreement, to the extent that it was based on the fact that such Indemnified Party is or was a director, officer or employee of the Company (regardless of whether such liabilities arise out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time) and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or the Surviving Corporation, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and FURTHER, PROVIDED, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 6.7 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. For six years after the Effective Time, the Surviving Corporation shall be required to maintain or obtain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by the Company's officers and directors liability insurance policy on terms not less favorable than those in effect on the date hereof in terms of coverage and amounts; PROVIDED, HOWEVER, that the Surviving Corporation will not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of its Board of Directors, for a cost not exceeding such amount. This Section 6.7 shall survive the consummation of the Merger. The Purchaser shall cause Surviving Corporation to reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of the Purchaser and the Surviving Corporation under this Section 6.7. Notwithstanding Section 9.7 hereof, this Section 6.7 is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

         (b) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.7.

         Section 6.8 TRANSFER TAXES. The Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger (collectively, "TRANSFER

TAXES"). From and after the Effective Date, the Purchaser shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Shares, all Transfer Taxes.

         Section 6.9 FINANCIAL STATEMENTS; FINANCING. As promptly as practicable after the date hereof, the Company shall provide to the Purchaser audited financial statements (including accompanying notes) for the Company's fiscal year ended December 31, 2000 (the "AUDITED FINANCIALS").

                                  ARTICLE VII
                              CONDITIONS OF MERGER

         Section 7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

         (a) OFFER. The Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares pursuant to the Offer; PROVIDED, HOWEVER, that this condition shall be deemed to have been satisfied with respect to the obligation of the Purchaser and Merger Sub to effect the Merger if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement.

         (b) STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company, if required by Delaware Law.

         (c) NO CHALLENGE. No statute, rule, regulation, judgment, writ, decree, order or injunction (whether temporary, preliminary or permanent) shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any government or governmental, administrative or regulatory authority or by any court of competent jurisdiction, that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

         Section 7.2 CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB TO EFFECT THE MERGER. The obligations of Purchaser and Merger Sub to effect the Merger shall be further subject to the satisfaction or waiver of the following condition prior to the Board Representation Date: the Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of the Company required to be performed or complied with by it under this Agreement, including, without limitation, its obligations under Section 5.1 hereof.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company:

         (a) By mutual written consent of the Purchaser and the Company by action of their respective Board of Directors (subject to Section 1.3);

         (b) By either the Purchaser or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a final and nonapplicable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, unless such order, decree or ruling can be complied with by taking the actions set forth in Sections 6.1 and 6.2 hereof;

         (c) By either the Purchaser or the Company if the Offer has not been consummated within 60 days of the date of this Agreement (the "OFFER DROP DEAD DATE"); PROVIDED, HOWEVER, that no party may terminate this Agreement pursuant to this paragraph (c) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the consummation of the Offer shall not have occurred on or before said date; PROVIDED, FURTHER, that if, in accordance with Section 6.1(a), the Company is required to file with the SEC and mail to its stockholders the Proxy Statement in connection with holding the Company Stockholders Meeting, the Purchaser or the Company may terminate this Agreement pursuant to this paragraph (c) only if the Effective Time shall not have occurred on or before the day that is 120 days from the date of this Agreement (the "MERGER DROP DEAD DATE") (unless otherwise extended by the mutual agreement of Purchaser and the Company); PROVIDED, FURTHER, that if, at the Merger Drop Dead Date, either party does not agree to extend the Merger Drop Dead Date upon the written request of the other party to do so, the party not agreeing to the extension shall pay to the party requesting the extension a termination fee as provided by Section 8.2(d) hereof if the party requesting the extension is actively attempting to clear the Proxy Statement with the SEC for mailing to stockholders of the Company or the Proxy Statement has been mailed and such requesting party's failure to fulfill any of its obligations under this Agreement shall not have been the reason that the Effective Time shall not have occurred on or before the Merger Drop Dead Date; PROVIDED, FURTHER, that the termination described in the immediately preceding proviso shall not be effective unless and until the terminating party shall have paid to the requesting party the fee described in Section 8.2(d) hereof;

         (d) By the Company, at any time prior to the purchase of and payment for Shares by Purchaser pursuant to the Offer, if it shall not be in material breach of its covenants or agreements hereunder, if (i) there shall be a material breach of any of the Purchaser's or Merger Sub's representations, warranties or covenants hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by Purchaser from the Company or (ii) there shall have been a material breach on the part of Purchaser or Merger Sub of any of their respective covenants or agreements hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by Purchaser from the Company;

         (e) By the Purchaser, at any time prior to the purchase of and payment for Shares by Purchaser pursuant to the Offer, if it shall not be in material breach of its covenants or agreements hereunder, if (i) there shall be a material breach of any of the Company's representations, warranties or covenants hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by the Company from Purchaser or (ii) there shall have been a material breach on the part of the Company of any of its covenants or agreements hereunder, which breach shall not have been cured within ten days of the receipt of written notice thereof by the Company from Purchaser;

         (f) By the Purchaser, at any time prior to the Board Representation Date, if (i) the Board of Directors shall have withdrawn, modified or changed its recommendation or approval in respect of this Agreement, the Offer or the Merger, (ii) the Board of Directors shall have recommended any proposal other than by the Purchaser in respect of an Acquisition Transaction or (iii) the Company shall have entered into an Acquisition Agreement in response to an unsolicited Superior Proposal pursuant to, and in compliance with, Section 5.2(b);

         (g) By either the Purchaser or the Company if the Offer (as it may have been extended) expires or is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder by the Purchaser as a result of the occurrence of any of the events set forth in Annex I; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this paragraph (g) shall not be available (i) to either the Purchaser or the Company if the Company shall have convened the Company Stockholders Meeting because any party to this Agreement shall have exercised in rights pursuant to Section 6.2(a)(ii) hereof or (ii) to the Purchaser if Purchaser's failure to fulfill any obligation under this Agreement has resulted in the occurrence of any of the events set forth in Annex I or if Purchaser's termination or withdrawal of the Offer constitutes a breach of this Agreement; PROVIDED, FURTHER, that the termination described in this Section 8.1(g) shall not be effective unless and until the Company shall have paid to the Purchaser the fee described in Section 8.2(b) hereof, if payable pursuant to such provision;

         (h) By the Company in order to enter into an Acquisition Agreement pursuant to, and in compliance with, Section 5.2(b); or

         (i) By the Company if neither Purchaser nor Merger Sub shall have commenced the Offer within ten business days after the date of this Agreement.

         Section 8.2 EFFECT OF TERMINATION.
                     ---------------------

         (a) In the event of termination of this Agreement as provided in
Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Purchaser, Merger Sub or the Company, except
(i) as set forth in Sections 6.5 (b) and (c), 8.2(b) and 9.3 hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

         (b) (i) If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 8.1(e), then (A) the Company shall promptly (but not later than two business days after receipt of notice from Purchaser) pay to Purchaser an amount equal to the Purchaser's actual and reasonably documented Expenses, not to exceed $1,120,000 in cash; PROVIDED, HOWEVER, that, if this Agreement is terminated by Purchaser as a result of a willful breach by the Company, Purchaser may pursue any remedies available to it at law or in equity and shall, in addition to its Expenses, be entitled to recover such additional amounts as Purchaser may be entitled to receive at law or in equity; and (B) if (x) at the time of the Company's willful breach of this Agreement, there shall have been a third-party offer or proposal with respect to an Acquisition Transaction which at the time of such termination shall not have been rejected by the Company and the Board of Directors or withdrawn by the third party, and (y) within one year of any termination by the Purchaser, the Company becomes a subsidiary of such offeror or a subsidiary of an affiliate of such offeror or accepts a written offer to consummate or consummates an Acquisition Transaction with such offeror or an affiliate thereof, then the Company, upon the signing of a definitive agreement relating to such an Acquisition Transaction, or, if no such agreement is signed then at the closing (and as a condition to the closing) of the Company becoming such a subsidiary or of such Acquisition Transaction, will pay to the Purchaser a termination fee equal to $1,120,000 in cash less any amounts paid to Purchaser for Expenses pursuant to Section 8.2(b)(i)(A); PROVIDED, -------- however, that in no event shall the termination fee provided for in Section 8.2(b)(ii) be payable if the termination fee referred to in this Section 8.2(b)(i)(B) has been paid.

                  (ii) If (A) the Purchaser shall have terminated this Agreement pursuant to Section 8.1(f) or (B) the Company shall have terminated this Agreement pursuant to Section 8.1(h), then in any such case the Company shall promptly, but in no event later than two business days after the date of such termination or event, pay the Purchaser a termination fee of $1,120,000 in cash, which amount shall be payable by wire transfer to such account as the Purchaser may designate in writing to the Company.

                  (iii) This Section 8.2(b) will survive any termination of this Agreement. The term "Expenses" means all out-of-pocket fees, costs and other expenses actually incurred or assumed by Purchaser or Merger Sub or incurred on their behalf in connection with this Agreement or any of the transactions contemplated hereby, including but not limited to in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Merger and the other transactions contemplated hereby, and all fees and expenses of counsel, accountants and experts to Purchaser or Merger Sub. No fee or expense reimbursement shall be paid pursuant to this Section 8.2(b) if the Purchaser shall be in material breach of its obligations hereunder.

         (c) If this Agreement is terminated by the Company pursuant to Section 8.1(d), then Purchaser shall promptly (but not later than two business days after receipt of notice from the Company) pay to the Company an amount equal to the Company's actual and reasonably documented Expenses not to exceed $1,120,000 in cash; provided, HOWEVER, that, if this Agreement is terminated by the Company as a result of a willful breach by Purchaser or Merger Sub, the Company may pursue any remedies available to it at law or in equity and shall, in addition to its Expenses, be entitled to recover such additional amounts as the Company may be entitled to receive at law or in equity. No expense reimbursement shall be paid pursuant to this Section 8.2(c) if the Company shall be in material breach of its obligations hereunder. This Section 8.2(c) will survive any termination of this Agreement.

         (d) If this Agreement is terminated by either party pursuant to Section 8.1(c) and the terminating party has refused to extend the Merger Drop Dead Date despite the written request of the other party to do so, then the terminating party shall, as a condition to terminating this Agreement pursuant to Section 8.1(c), pay to the other party a termination fee of $1,120,000 in cash if the party requesting the extension is actively attempting to clear the Proxy Statement with the SEC for mailing to stockholders of the Company or the Proxy Statement has been mailed and such requesting party's failure to fulfill any of its obligations under this Agreement shall not have been the reason that the Effective Time shall not have occurred on or before the Merger Drop Dead Date. This Section 8.2(d) will survive any termination of this Agreement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II and
Section 6.7 shall survive the Effective Time indefinitely and those set forth in Sections 6.5(b), 6.5(c), 8.2(b) and 9.3 shall survive termination indefinitely.

         Section 9.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

         (a) if to the Purchaser or the Merger Sub:

                  AmericanGreetings.com, Inc.
                  Three American Road
                  Cleveland, Ohio 44144
                  Attention:  Tammy L. Martin, Esq.
                  Facsimile:  (216) 889-5531

         With a copy to each of:

                  American Greetings Corporation
                  One American Road
                  Cleveland, Ohio 44144
                  Attention:  Jon Groetzinger, Jr., Esq.
                  Facsimile:  (216) 252-7300

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, OH  44114
                  Attention:  Lyle G. Ganske, Esq.
                  Facsimile:  (216) 579-0212

         (b) if to the Company:

                  Egreetings Network, Inc.
                  149 New Montgomery Street
                  San Francisco, CA 94105
                  Attention: Kirsten Mellor
                  Facsimile:  (415) 375-4665

         With a copy to:

                  Cooley Godward LLP
                  One Maritime Plaza, 20th Floor
                  San Francisco, CA 94111

                  Attention:  Kenneth L. Guernsey
                  Facsimile:  (415) 951-3699

         Section 9.3 EXPENSES. Except as expressly set forth in Section 8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         Section 9.4 CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

         (a) "AFFILIATE" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

         (b) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

         (c) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or any unincorporated organization.

         Section 9.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

         Section 9.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Tender and Voting Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

         Section 9.8 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser and Merger Sub may assign all or any of their rights hereunder to any affiliate of the Purchaser; PROVIDED, HOWEVER, that no such assignment shall relieve the assigning party of its obligations hereunder; PROVIDED, FURTHER, that the representations and warranties of Purchaser and Merger Sub in Section 3.4 hereof will be deemed to apply to such assignee, and such assignment will not be effective unless such representations and warranties are true as applied to such assignee. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 9.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

         Section 9.10 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by the Purchaser and by action taken by the Company's Board of Directors and Merger Sub's Board of Directors at any time before the Effective Time notwithstanding the adoption of this Agreement by the stockholders of the Company; PROVIDED, HOWEVER, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of Shares. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 9.11 WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

         Section 9.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                [The rest of this page intentionally left blank.]

         IN WITNESS WHEREOF, the Purchaser, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                       EGREETINGS NETWORK, INC.



                       By:               /s/ Andrew Moley
                          --------------------------------------------
                                Name:  Andrew Moley
                                Title: Chief Executive Officer and President

                       AMERICANGREETINGS.COM, INC.



                       By:               /s/ Josef A. Mandelbaum
                          --------------------------------------------
                                Name:  Josef A. Mandelbaum
                                Title: Chief Executive Officer

                       AMERICAN PIE ACQUISITION CORP.



                       By:               /s/ Josef A. Mandelbaum
                          --------------------------------------------
                                Name:  Josef A. Mandelbaum
                                Title: President

                                                                         ANNEX I

         CONDITIONS TO THE OFFER. Notwithstanding any other provision of the Offer, the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and (subject to any such rules or regulations and the terms hereof) may delay the acceptance for payment of any tendered Shares and (except as provided in this Agreement) amend or terminate the Offer as to any Shares not then paid for (A) unless the following conditions shall have been satisfied: (i) there shall be validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Company Common Stock which, together with the shares of Company Common Stock then owned by Purchaser, Merger Sub, or any other subsidiary of Purchaser represents at least a majority of the number of Shares outstanding on a fully diluted basis (assuming the exercise of all outstanding Options that are vested or will become vested upon consummation of the Offer and all outstanding Warrants) (the "MINIMUM CONDITION") and (ii) any applicable waiting period under any applicable Competition Law shall have expired or been terminated prior to the expiration of the Offer or (B) if at any time after the date of this Agreement and before the acceptance of the Shares for payment, any of the following conditions exists and is continuing and has not resulted directly or indirectly from the breach by Purchaser or Merger Sub of any of its obligations under the Agreement:

         (a) there shall be in effect an injunction or other order, decree, judgment or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission of competent jurisdiction or a statute, rule, regulation, executive order or other action shall have been promulgated, enacted, taken or threatened by a governmental authority or a governmental, regulatory or administrative agency or commission of competent jurisdiction which in any such case (i) restrains or prohibits the making or consummation of the Offer or the consummation of the Merger, (ii) prohibits or restricts the ownership or operation by the Purchaser (or any of its affiliates or subsidiaries) of any material portion of its or the Company's business or assets, or compels the Purchaser (or any of its affiliates or subsidiaries) to dispose of or hold separate any material portion of its or the Company's business or assets, (iii) imposes material limitations on the ability of the Purchaser effectively to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by the Purchaser on all matters properly presented to the stockholders of the Company, (iv) imposes any material limitations on the ability of the Purchaser or any of its affiliates or subsidiaries effectively to control in any material respect the business and operations of the Company or
(v) which otherwise would have a Company Material Adverse Effect;

         (b) this Agreement shall have been terminated by the Company or the Purchaser in accordance with its terms;

         (c) (i) any representation or warranty made by the Company in this Agreement shall not have been true and correct in all material respects when made, or any representation or warranty made by the Company in this Agreement (other than those contained in Sections 4.5 and 4.17 hereof) shall have ceased to be true and correct in all material respects as of the Expiration Date (as defined in the Offer Documents) as if made as of such date and the breach shall not have been cured in all material respects, (ii) as of the Expiration Date the Company shall not in all material respects have performed any obligation or agreement and complied with its material covenants to be performed and complied with by it under this Agreement and the breach shall not have been cured in all material respects, or (iii) the Increased Liabilities of the Company, less any increase in net tangible assets (excluding increases in accumulated depreciation) of the Company since December 31, 2000 (as reflected in Unaudited Financials) not reflected in the plan of liquidation of the Company as modified by Purchaser, exceed $1 million, where the term "Increased Liabilities" means the sum of (x) the excess, if any, of the liabilities of the Company set forth on the Audited Financials over the liabilities of the Company set forth on the Unaudited Financials, (y) additional liabilities incurred by the Company since December 31, 2000, that should have been but were not recorded on the December 31, 2000 balance sheet prepared in accordance with GAAP, and (z) liabilities not reflected in the plan of liquidation of the Company as modified by Purchaser and in accordance with the terms of this Agreement; PROVIDED HOWEVER, that Increased Liabilities shall specifically not include for the period after December 31, 2000: (1) liabilities incurred in connection with the transactions contemplated by this Agreement (other than out of pocket expenses to be reimbursed to CSFB that were not incurred in connection with transactions contemplated by this Agreement, and other than additional liabilities arising in connection with the Company's compliance with Worker Adjustment and Retraining Act but not reflected in the liquidation plan as modified by Purchaser, (2) liabilities paid or accrued in connection with the preparation of the Audited Financials, net of adjustments to amounts already paid, (3) liabilities incurred in connection with the termination of real estate leases, (4) the first $500,000 of liabilities incurred in connection with the termination of any contract of the Company other than real estate leases, and (5) liabilities incurred with prior written approval of Purchaser); or

         (d) there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange (not including any suspension or limitation of trading in any particular security as a result of computerized trading limits or any intraday suspension due to "circuit breakers") or (ii) any banking moratorium declared by the U.S. Federal or New York authorities or any suspension of payments in respect of banks in the United States.

         The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser and may be waived by the Purchaser in whole or in part at any time and from time to time, in each case, in the exercise of the good faith judgment of the Purchaser and subject to the terms of this Agreement. The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                       EXHIBIT A



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            EGREETINGS NETWORK, INC.


        FIRST: The name of the corporation (the "Corporation") is Egreetings Network, Inc.
        SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.
        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
        FOURTH: The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value of $.01 per share.
        FIFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of this Article FIFTH shall be prospective and shall not affect the rights under this Article FIFTH in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
        SIXTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
        SEVENTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.
        EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in the following sentence of the Article EIGHTH, and all rights conferred upon the stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock of the Corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal FIFTH and EIGHTH.
        NINTH: The name and mailing address of the sole incorporator is A.S. Gardner, The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.



                                      -3-